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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       February 24, 2000
                                                  -----------------------------


                           PAIRGAIN TECHNOLOGIES, INC.
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               (Exact name of registrant as specified in charter)


           Delaware                     0-22202                 33-0282809
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(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


   14402 Franklin Avenue, Tustin, CA                             92780-7013
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(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (714) 832-9922


                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On February 24, 2000, pursuant to the terms of an Asset Purchase Agreement dated January 21, 2000 (the "Asset Purchase Agreement"), PairGain Technologies, Inc., a Delaware corporation ("PairGain"), sold certain assets (the "Assets") related to PairGain's microelectronics engineering group to GlobeSpan, Inc., a Delaware corporation ("GSI"). In exchange for the Assets, PairGain received (i) 3,243,591 shares of GSI common stock (adjusted to reflect a three-for-one stock split as of February 29, 2000) and (ii) a $90.0 million subordinated convertible promissory note. The GSI stock is not currently registered, and, therefore, PairGain is restricted in its ability to sell the shares. The Asset Purchase Agreement grants PairGain both demand and piggyback registration rights. On March 5, 2000, PairGain placed a demand on GSI to register these shares. Prior to August 24, 2000, the note is callable upon GSI's full payment of the note and any outstanding interest. After August 24, 2000, the balance of the note is convertible into shares of GSI's common stock at a conversion price of $30.83 per share (adjusted to reflect a three-for-one stock split as of February 29, 2000). The note accrues interest at 5% per annum which is payable at maturity or upon earlier prepayment or conversion.

         The microelectronics engineering group consisted of 39 employees and assets with a net book value of approximately $2.1 million. The Assets included the following: (1) tangible property including application circuits, electronic hardware, computer software and miscellaneous furnishings; (2) prepayments on contracts or licenses; (3) customer lists; (4) intellectual property related to HDSL, ADSL and AFE integrated circuit technology; thirteen patents or patent applications and trademarks; (5) technical documentation; (6) software source files; and (7) the assignment of certain contracts.

         During 1999 and 1998, PairGain recognized technology fees and royalty income related to the Assets of $5.7 million and $8.6 million, respectively. In addition, PairGain recorded expenses for the microelectronics engineering group of approximately $5.8 million and $4.5 million during 1999 and 1998, respectively. Also, in 1999, PairGain paid $2.5 million to a third party to terminate a Memorandum of Understanding between the two parties for a joint development agreement related to the microelectronics engineering group. This amount was included in general and administrative expense in PairGain's financial statements for the year ended December 31, 1999.

         In connection with the transaction, PairGain agreed to pay bonuses to and to accelerate the vesting of stock options for the employees who were transferred to GSI. PairGain will pay bonuses to the former employees aggregating $386,000 at the closing of the sale, $525,000 at the one-year anniversary and $1.7 million at the two-year anniversary. PairGain will recognize an expense of approximately $10.3 million related to the acceleration of the stock options which occurred as of the date of the closing. Other expenses related to the transaction include $750,000 in investment banking fees, $350,000 in legal, accounting and other fees and $1.0 million related to the termination of a joint development agreement.


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         Concurrently with the closing of the sale of the Assets, PairGain and
GSI entered into (1) the Subordinated Convertible Promissory Note, (2) a Bill of Sale and Assignment Agreement; (3) an Assumption Agreement; (4) a License Agreement; (5) a Sub-Sublease; (6) a Product Supply Agreement; (7) a Registration Rights Agreement; and (8) an Amendment to the Asset Purchase Agreement. Except for the Convertible Note, which is attached as an exhibit to
Exhibit 2.1 hereto, PairGain does not believe that these documents contain information which is material to an investment decision and, therefore, has not filed these documents as exhibits to this Form 8-K. However, PairGain will supplementally furnish these documents, and the exhibits and schedules thereto, to the Securities and Exchange Commission upon request.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.                            Exhibit
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   2.1           Asset Purchase Agreement dated January 21, 2000 entered into by and between PairGain Technologies Inc., and GlobeSpan, Inc.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, PairGain has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.


Date: March 10, 2000                         PAIRGAIN TECHNOLOGIES, INC.



                                             /s/ ROBERT R. PRICE
                                             -----------------------------------
                                                 Robert R. Price
                                                 Senior Vice President and
                                                 Chief Financial Officer


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                                INDEX TO EXHIBITS

Exhibit No.                            Exhibit
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   2.1           Asset Purchase Agreement dated January 21, 2000 entered into by and between PairGain Technologies Inc., and GlobeSpan, Inc.